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                                                                    EXHIBIT 99.1

                      [BEASLEY BROADCAST GROUP LETTERHEAD]

NEWS ANNOUNCEMENT                               FOR IMMEDIATE RELEASE

CONTACT:
B. Caroline Beasley                             Stewart Lewack, Joseph Jaffoni
Chief Financial Officer                         Jaffoni & Collins Incorporated
Beasley Broadcast Group, Inc.                   212/835-8500 or bbgi@jcir.com
941/263-5000

              BEASLEY BROADCAST GROUP TO ACQUIRE SIX RADIO STATIONS
                  FROM CENTENNIAL BROADCASTING FOR $138 MILLION

   - ACQUISITION EXPANDS BEASLEY'S OPERATIONS INTO LAS VEGAS AND NEW ORLEANS -

NAPLES, Florida, LAS VEGAS, Nevada and NEW ORLEANS, Louisiana, June 5, 2000 - Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, announced today that it entered into a definitive agreement with Centennial Broadcasting to acquire three radio stations in Las Vegas, Nevada and three radio stations in New Orleans, Louisiana for approximately $138 million. Additionally, upon consummation of the transaction, Allen Shaw, 56, the President and Chief Executive Officer of Centennial Broadcasting, will join Beasley Broadcast Group as Vice Chairman and Co-Chief Operating Officer. Mr. Shaw previously served as the Chief Operating Officer of Beasley from 1985 to 1990.

Under the terms of the agreement, Beasley will enter Las Vegas and New Orleans, the nation's 39th and 40th largest radio markets, respectively, through the acquisition of KKLZ-FM, KSTJ-FM, and KJUL-FM in Las Vegas and WRNO-FM, KMEZ-FM and WBYU-AM in New Orleans. In 1999, the stations generated combined revenues of approximately $15 million.

Commenting on the transaction, Beasley Chairman and Chief Executive Officer George G. Beasley, stated, "The addition of the Centennial stations is consistent with our strategy to expand in top 100 markets and build strong market clusters where we can apply our proven operating and

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BEASLEY BROADCAST GROUP, 6/5/00                                       page 2

programming disciplines to enhance financial results. It will also expand our broadcasting footprint in the United States and significantly increase our anticipated revenue and broadcast cash flow in 2001.

"Beasley is entering the Las Vegas and New Orleans markets with a combination of excellent heritage stations and promising new stations that offer exceptional growth potential. The group is successful and well-managed, and we therefore do not plan significant changes to the formats or operations. Additionally, we are delighted that Allen Shaw will re-join Beasley, continuing to manage these stations and working with us to further develop and maximize the value of the entire Beasley Broadcast Group portfolio."

Allen Shaw added, "The Beasley Broadcast Group and George Beasley have distinguished themselves in the radio industry as operators with a long-term track record of success in acquiring, programming and developing value from its portfolio of radio broadcast properties. Having worked with this team before, I am confident that the addition of the Centennial stations, the continued growth of the company's existing portfolio of stations, and opportunities to further leverage our combined management and operating resources will create new opportunities for the company's employees, advertisers and stockholders."

Mr. Beasley concluded, "Since our initial public offering in February we have reported two solid quarters of financial gains, completed acquisitions which built our Augusta cluster and established a presence for the company in Boston, and added key board talent in the form of Herb McCord. The diversification afforded by this acquisition, the gains we are achieving in existing markets and the continued strength of the radio advertising environment support our optimism for excellent growth in 2000 and beyond."

Completion of the transaction, currently expected to close by the end of fourth quarter 2000, is subject to FCC approval, the expiration of the applicable Hart-Scott-Rodino waiting period and other customary closing conditions. Michael
J. Bergner of Bergner & Co. was the broker in the transaction.

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BEASLEY BROADCAST GROUP, 6/5/00                                         page 3

Founded in 1961, Beasley Broadcast Group, Inc. is a radio broadcasting company that, upon completion of pending transactions, will own or operate 42 stations (26 FM and 16 AM) located in eleven large- and mid-size markets in the United States.

This news announcement contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "intend" or "expect" or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in the Company's reports filed with the U.S. Securities and Exchange Commission. Readers should note that these statements may be impacted by several factors, including economic changes and changes in the radio broadcast industry generally and, accordingly, the Company's actual performance and results may vary from those stated herein, and the Company undertakes no obligation to update the information contained herein.

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